EX-Filing Fees

Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security	Security	Fee	Amount	Proposed	Maximum	Fee Rate	Amount of	Carry	Carry	Carry	Filing Fee Previously
	Type	Class Title	Calculation or	Registered	Maximum	Aggregate		Registration	Forward	Forward	Forward	Paid in Connection
			Carry		Offering Price	Offering Price		Fee(2)	Form Type	File	Initial	with Unsold
			Forward Rule		Per Unit(1)					Number	Effective	Securities to be
											Date	Carried Forward

Newly Registered Securities
Fees to be	Equity	Class A	457(f) and	3,271,390	$56.40	$184,506,396	0.0000927	$17,103.74
Paid		Common Stock, $0.01	457(r)
		par value per
		share
Fees
Previously
Paid

Carry Forward Securities
Carry
Forward
Securities
	Total Offering Amounts					$184,506,396.00		$17,103.74
	Total Fees Previously Paid
	Total Fees Offsets
	Net Fee Due							$17,103.74

_________________________
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act and based upon the average of the high and low prices for the Registrant’s Common Stock reported on the Nasdaq Stock Market LLC’s Global Select Market on July 26, 2022.